UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2009

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Results of Operations and Financial Condition.
On August 10, 2009, the management of Regency Energy Partners LP, or the Partnership, announced its earnings results for the three months ended June 30, 2009 and hosted a presentation to investors to discuss the earnings release. Copies of the earnings release and presentation are furnished as Exhibit 99.1and 99.2 hereto and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 10, 2009, the management of Regency Energy Partners LP, or the Partnership, announced the resignation of Randall H. Dean as president and chief executive of CDM Resource Management, LLC, Regency’s Contract Compression segment, and announced the promotions of David Marrs from executive vice president of CDM Resource Management, LLC, to president of the Contract Compression segment, and Patrick Giroir from chief commercial officer of Regency’s Gathering & Processing and Transportation segment to executive vice president and chief commercial officer of these segments.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Regency Energy Partners LP press release dated August 10, 2009 announcing results of operations for the quarter ended June 30, 2009 and the resignation and appointments of principal officers.
Exhibit 99.2	Regency Energy Partners LP presentation to investors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President and Chief Financial Officer

August 10, 2009